                                                                     Exhibit 4.4

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

                        GENEREX BIOTECHNOLOGY CORPORATION


                           ADDITIONAL INVESTMENT RIGHT


                                      Date of Original Issuance: January 5, 2004

         Generex Biotechnology Corporation, a Delaware corporation (the "Company"), hereby certifies that, for value received, _______________________ __________ or its registered assigns (the "Holder"), is entitled to purchase from the Company up to a total number Units (as defined in Section 1) as equals the quotient obtained by dividing (a) $________(1) by (b) the Exercise Price (as defined in Section 1). This Additional Investment Right ("Additional Investment Right") may be exercised from time to time and at any time in whole or in part prior to the Expiration Date and is subject to the terms and conditions set forth below.

         1. Definitions. As used in this Additional Investment Right, the following terms shall have the respective definitions set forth in this Section. Capitalized terms that are used and not defined in this Additional Investment Right that are defined in the Purchase Agreement (as defined below) shall have the respective definitions set forth in the Purchase Agreement.

                  (a) "Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

--------
1 The Holder's Investment Amount under the Purchase Agreement.

                  (b) "Closing Price" means on any particular date: (a) the closing sales price per share of Common Stock on such date on any of the New York Stock Exchange, American Stock Exchange, NASDAQ National Market or NASDAQ SmallCap Market on which the Common Stock is then listed or quoted (as reported by Bloomberg L.P. for regular session trading on such day), or if there is no such price on such date, then the closing sales price on such trading markets on the date nearest preceding such date (as reported by Bloomberg L.P. for the closing sales price for regular session trading on such day), or (b) if the shares of Common Stock are not then listed or quoted on any of the New York Stock Exchange, American Stock Exchange, NASDAQ National Market or NASDAQ SmallCap Market, the closing sales price for a share of Common Stock on the OTC Bulletin Board (as reported by Bloomberg L.P. for 5:00 P.M. (New York time), or
(c) if the shares of Common Stock are not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or (d) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an appraiser selected in good faith by the Holders of this Additional Investment Right.

                  (c) "Common Stock" means the common stock of the Company, $.001 par value per share, and any securities into which such common stock may be hereafter reclassified.

                  (d) "Expiration Date" means the 60th Trading Day after the Effective Date for the initial Registration Statement.

                  (e) "Exercise Price" means $1.47.

                  (f) "Exercise Shares" means the shares of Common Stock issuable upon exercise of this Additional Investment Right.

                  (g) "Exercise Warrant" means the Common Stock Purchase Warrant, in the form of Exhibit A(2), pursuant to which, upon each delivery of an Exercise Notice hereunder, the Holder will have the right to acquire Warrant Shares in such number as described in Section 5(a).

                  (h) "Purchase Agreement" means the Securities Purchase Agreement of even date herewith to which the Company and the original Holder are parties.

                  (i) "Trading Day" means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

                  (j) "Unit" means (i) one Exercise Share; and (ii) the right to purchase Warrant Shares under the Exercise Warrant equal to twenty-five (25%) of an Exercise Share.

--------
2 Form A will be substantially identical to the Closing Warrant.

                  (k) "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Exercise Warrants.

         2. Registration of Additional Investment Right. The Company shall register this Additional Investment Right, upon records to be maintained by the Company for that purpose (the "Additional Investment Right Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Additional Investment Right as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

         3. Registration of Transfers. The Company shall register the transfer of any portion of this Additional Investment Right in the Additional Investment Right Register, upon surrender of this Additional Investment Right, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new Additional Investment Right to purchase Common Stock, in substantially the form of this Additional Investment Right (any such new Additional Investment Right, a "New Additional Investment Right"), evidencing the portion of this Additional Investment Right so transferred shall be issued to the transferee and a New Additional Investment Right evidencing the remaining portion of this Additional Investment Right not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Additional Investment Right by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Additional Investment Right.

         4. Exercise and Duration of Additional Investment Rights. Subject to the terms and conditions hereof, this Additional Investment Right shall be exercisable by the registered Holder at any time and from time to time on or after the date hereof to and including 6:30 p.m. New York City time, or the Expiration Date. At 6:30 p.m., New York City time on the Expiration Date, the portion of this Additional Investment Right not exercised prior thereto shall be and become void and of no value. The Company may not call or redeem any portion of this Additional Investment Right without the consent of the Holder.

         5. Delivery of Units.

                  (a) To acquire Units under this Additional Investment Right, the Holder shall not be required to physically surrender this Additional Investment Right unless the aggregate Units then represented by this Additional Investment Right is being exercised. Upon delivery of a written notice, in the form of the Exercise Notice attached hereto (the "Exercise Notice") to the Company (together with the Additional Investment Right Exercise Log attached thereto (the "Additional Investment Right Exercise Log")) at its address for notice set forth herein and upon payment of an amount equal to the Exercise Price multiplied by the number of Units that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than three Trading Days after the Date of Exercise) issue and deliver to the Holder, (1) a certificate representing the number of Exercise Shares to which such exercise pertains (the dollar amount of the exercise at issue divided by the Exercise Price), which, unless otherwise required by the Purchase Agreement, shall be free of restrictive legends, and (2) Exercise Warrants in such number as would give the Holder the right to acquire a number of Warrant Shares equal to twenty-five (25%) of the number of Exercise Shares issuable in respect of such Exercise Notice in accordance with clause (1) of this sentence. The Company shall, upon request of the Holder and subsequent to the date on which a registration statement covering the resale of the Exercise Shares has been declared effective by the Securities and Exchange Commission, use commercially reasonable efforts to deliver the Exercise Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available, provided, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Exercise Shares electronically through the Depository Trust Corporation. A "Date of Exercise" means the date on which the Holder shall have delivered to Company: (i) the Exercise Notice (with the Additional Investment Right Exercise Log attached to it), appropriately completed and duly signed and (ii) the Exercise Price for the number of Units so indicated by the Holder to be purchased.

                  (b) If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Units in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such exercise.

                  (c) If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Units in the manner required pursuant to Section 5(a), and if after such third Trading Day and prior to the receipt of such Units, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Exercise Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Exercise Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock at the time of the obligation giving rise to such purchase obligation and (2) at the option of the Holder, either reinstate the portion of the Additional Investment Right and equivalent number of Units for which such exercise was not honored or deliver to the Holder the number of Exercise Warrants that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

                  (d) Provided that the Holder has satisfied its obligations hereunder, the Company's obligations to issue and deliver Units in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Units. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing Exercise Shares upon exercise of the Additional Investment Right as required pursuant to the terms hereof.

         6. Charges, Taxes and Expenses. Issuance and delivery of Units (including Exercise Shares) upon exercise of this Additional Investment Right shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Exercise Shares or Exercise Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Additional Investment Right or receiving Units upon exercise hereof.

         7. Replacement of Additional Investment Right. If this Additional Investment Right is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Additional Investment Right, a New Additional Investment Right, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Additional Investment Right under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Additional Investment Right is requested as a result of a mutilation of this Additional Investment Right, then the Holder shall deliver such mutilated Additional Investment Right to the Company as a condition precedent to the Company's obligation to issue the New Additional Investment Right.

         8. Reservation of Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Units upon exercise of this Additional Investment Right as herein provided, the number of Exercise Shares which are then issuable and deliverable upon the exercise of this entire Additional Investment Right and the number of Warrant Shares that are issuable under any Exercise Warrants, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section
9). The Company covenants that all Exercise Shares and Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

         9. Certain Adjustments. The Exercise Price and number of Units issuable upon exercise of this Additional Investment Right are subject to adjustment from time to time as set forth in this Section 9.

                  (a) Stock Dividends and Splits. If the Company, at any time while this Additional Investment Right is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be adjusted to equal the product obtained by multiplying the Exercise Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause
(i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

                  (b) Fundamental Transactions. If, at any time while this Additional Investment Right is outstanding, (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then the Holder shall have the right thereafter to receive, upon exercise of this Additional Investment Right, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Exercise Shares then issuable upon exercise in full of this Additional Investment Right and the number of Warrant Shares then issuable upon exercise in full of the Exercise Warrants issuable hereunder (the "Alternate Consideration"). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Additional Investment Right following such Fundamental Transaction. At the Holder's option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall, either
(1) issue to the Holder a new Additional Investment Right substantially in the form of this Additional Investment Right and consistent with the foregoing provisions and evidencing the Holder's right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof, or (2) purchase the Additional Investment Right from the Holder for a purchase price, payable in cash within five Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the Black Scholes value of the remaining unexercised portion of this Additional Investment Right on the date of such request. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph
(c) and insuring that the Additional Investment Right (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

                  (c) Number of Units. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section, the number of Units that may be purchased upon exercise of this Additional Investment Right shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Units shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

                  (d) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

                  (e) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Additional Investment Right and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Units or other securities issuable upon exercise of this Additional Investment Right (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company's Transfer Agent.

                  (f) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 20 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Additional Investment Right prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

         10. Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds or certified or official bank check or checks.

         11. Limitation on Exercise. Notwithstanding anything to the contrary contained herein, the number of Exercise Shares and Warrant Shares that may be acquired by the Holder upon any exercise of this Additional Investment Right (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9 of this Additional Investment Right. This restriction may not be waived.

         12. No Fractional Shares. No fractional shares of Units will be issued in connection with any exercise of this Additional Investment Right. In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Share as reported on the over-the-counter market, as reported by the OTC Bulletin Board on the date of exercise.

         13. Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be:


         -----------------------------------------------------------------------
         If to the Company:             Generex Biotechnology Corporation
                                        33 Harbour Square, Suite 202
                                        Toronto, Ontario
                                        Canada M5J 2G2
                                        Attention: Anna E. Gluskin
                                        Facsimile: (416) 364-9363

         -----------------------------------------------------------------------
         With a copy to:                Eckert Seamans Cherin & Mellott, LLC
                                        1515 Market Street, 9th Floor
                                        Philadelphia, PA 19102
                                        Attention:  Gary A. Miller, Esquire
                                        Facsimile: (215) 851-8383

         -----------------------------------------------------------------------
         If to the Holder:              To the address or facsimile number
                                        appearing on the Warrant Register or
                                        such other address or facsimile number
                                        as the Holder may provide to the
                                        Company in accordance with this Section.

         -----------------------------------------------------------------------

         14. Additional Investment Right Agent. The Company shall serve as Additional Investment Right agent under this Additional Investment Right. Upon 30 days' notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Additional Investment Right without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Additional Investment Right Register.

         15. Miscellaneous.

                  (a) This Additional Investment Right shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Additional Investment Right shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Additional Investment Right. This Additional Investment Right may be amended only in writing signed by the Company and the Holder and their successors and assigns.

                  (b) All questions concerning the construction, validity, enforcement and interpretation of this Additional Investment Right shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Additional Investment Right and the transactions herein contemplated ("Proceedings") (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Additional Investment Right and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Additional Investment Right or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Additional Investment Right, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

                  (c) The headings herein are for convenience only, do not constitute a part of this Additional Investment Right and shall not be deemed to limit or affect any of the provisions hereof.

                  (d) In case any one or more of the provisions of this Additional Investment Right shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Additional Investment Right shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Additional Investment Right.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
                             SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Additional Investment Right to be duly executed by its authorized officer as of the date first indicated above.


                                            GENEREX BIOTECHNOLOGY CORPORATION



                                            By:
                                               --------------------------------
                                            Name:
                                            Title:

                                 EXERCISE NOTICE


To [ ]:

         The undersigned hereby irrevocably elects to purchase _____________ Units of Generex Biotechnology Corporation, pursuant to the Additional Investment Right, originally issued [ ], 2004 (the "Additional Investment Right"), and the Holder encloses herewith $________ in cash, certified or official bank check or checks or other immediately available funds, which sum represents the aggregate Exercise Price (as defined in the Additional Investment Right) for the number of Units to which this Exercise Notice relates, together with any applicable taxes payable by the undersigned pursuant to the Additional Investment Right.

         By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 11 of this Additional Investment Right to which this notice relates.

         The undersigned requests that certificates for the Exercise Shares issuable upon this exercise be issued in the name of


                                            PLEASE INSERT SOCIAL SECURITY OR
                                            TAX IDENTIFICATION NUMBER


                         (Please print name and address)

         The undersigned requests that the Exercise Warrants issuable upon this exercise be issued in the name of

                                            PLEASE INSERT SOCIAL SECURITY OR
                                            TAX IDENTIFICATION NUMBER


                         (Please print name and address)

                    Additional Investment Right Exercise Log
                    ----------------------------------------



-------------------------------------------------------------------------------
Date         Number of Units      Number of Units Exercised    Number of Units
             Available                                         Remaining to be
             to be Exercised                                   Exercised
-------------------------------------------------------------------------------



















-------------------------------------------------------------------------------

                               FORM OF ASSIGNMENT


 [To be completed and signed only upon transfer of Additional Investment Right]

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Additional Investment Right to purchase ____________ Units of Generex Biotechnology Corporation to which the within Additional Investment Right relates and appoints ________________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated:   _______________, ____


                              _________________________________________________
                              (Signature must conform in all respects to name of holder as specified on the face of the Additional Investment Right)



                              _________________________________________________
                              Address of Transferee



                              _________________________________________________

                              _________________________________________________


In the presence of:


__________________________




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                                    EXHIBIT A